Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-181502 dated May 9, 2013; File No. 333-174948 dated May 9, 2013; File No. 333-191875 dated October 24, 2013) and Form S-8 (File No. 333-188839 dated May 24, 2013) of InspireMD, Inc., of our report dated February 26, 2014 relating to the financial statements, which appears in this Form 10-K.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
February 26, 2014	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited